Exhibit 32.2

CERTIFICATIONS PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Banzai International, Inc. (the "Company") for the fiscal year ended December 31, 2025, as filed with the Securities and Exchange Commission on or about the date hereof (the “Report”), I, Dean Ditto, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 31, 2026	By:	/s/ Dean Ditto
Dean Ditto
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)